SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 23, 2000

Marketing Specialists Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24667 (Commission file number)	04-3411833 (IRS employer identification no.)

17855 N. Dallas Parkway, Suite 200
Dallas, Texas 75287
(Address and zip code of principal executive offices)

Registrant's telephone number, including area code:
(972) 349-6200

______________________________________

Merkert American Corporation
490 Turnpike Street
Canton, Massachusetts 02021
(Former name and address)

Item 5. Other Events

          The Registrant reports the sale, on June 23, 2000, of approximately 5000 shares of convertible, paid-in-kind preferred stock of the Registrant, $0.01 par value per share (the "Preferred Stock"), to MS Acquisition Limited, a Texas limited partnership ("MS"), for a purchase price of $1000 per share. MS is the beneficial owner of approximately 49 percent of the issued and outstanding shares of common stock of the Registrant. On August 8, 2000, the Registrant sold an additional 4500 shares of the Preferred Stock to MS under the same terms. The Registrant approved both issuances by the unanimous consent of both the Board of Directors and a special committee of non-MS related directors. The Preferred Stock is non-voting, will be convertible to common stock of the Registrant upon receipt of certain regulatory approvals, and pays dividends of 8%.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKETING SPECIALISTS CORPORATION

By: /S/ TIMOTHY M. BYRD ________________________________ Timothy M. Byrd Chief Financial Officer

Date: August 8, 2000